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                                                                      EXHIBIT 11

                                 COMPUSA INC.

                      COMPUTATIONS OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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
                                                  THIRTEEN WEEKS ENDED             TWENTY-SIX WEEKS ENDED
                                              -----------------------------     -----------------------------
                                              DECEMBER 27,     DECEMBER 28,     DECEMBER 27,     DECEMBER 28,
                                                  1997             1996             1997             1996
                                              ------------     ------------     ------------     ------------
Common shares outstanding at beginning of
 period...................................         91,853           90,403           91,447           89,837
Weighted average number of common shares
 issued during the period.................            180              385              399              604
Weighted average treasury shares
 purchased during the period..............           (628)              --             (314)              --
                                              ------------     ------------     ------------     ------------
Weighted common shares....................         91,405           90,788           91,532           90,441
Incremental shares related to assumed
 exercise of stock options................          4,103            3,949            3,979            4,197
                                              ------------     ------------     ------------     ------------
Weighted common and common equivalent
 shares...................................         95,508           94,737           95,511           94,638
                                              ============     ============     ============     ============
Net income................................     $   34,067       $   23,728       $   57,526       $   38,274
                                              ============     ============     ============     ============
Basic earnings per share..................     $     0.37       $     0.26       $     0.63       $     0.42
                                              ============     ============     ============     ============
Diluted earnings per share................     $     0.36       $     0.25       $     0.60       $     0.40
                                              ============     ============     ============     ============
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